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                                                                    EXHIBIT 21.1

                                TOM BROWN, INC.

                           SUBSIDIARIES OF REGISTRANT

                               DECEMBER 31, 1997

                                                                   JURISDICTION OF          PERCENT OF
                     NAME OF SUBSIDIARY                       INCORPORATION/ORGANIZATION    OWNERSHIP
                     ------------------                       --------------------------    ----------
Retex Gathering Company, Inc................................  Wyoming                          100%
Rocno Corporation...........................................  Texas                            100%
TBI Production Company......................................  Delaware                         100%
TBI Oil Company.............................................  Delaware                         100%
TBI Exploration, Inc........................................  Colorado                         100%
Palisade Oil, Inc...........................................  Colorado                         100%
TBI West Virginia, Inc......................................  Delaware                         100%
Wildhorse Energy Partners, L.L.C............................  Delaware                          45%
Sauer Drilling Company......................................  Delaware                         100%